UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Resignation of Andrew Taylor

On May 30, 2023, Motus GI Holdings, Inc. (the “Company”) received notice of the resignation of Andrew Taylor as the Company’s Chief Financial Officer, and all other positions held at the Company, effective June 2, 2023. Mr. Taylor’s decision to resign as Chief Financial Officer was not the result of any disagreement with the Company over any of its operations, policies or practices.

Appointment of Ravit Ram

Effective as of June 2, 2023, the Company’s Board of Directors (the “Board”) accepted Mr. Taylor’s resignation as Chief Financial Officer and all other positions held at the Company, and appointed Ravit Ram, 49, as the Company’s Chief Financial Officer.

Since 2018, Ms. Ram has served as the Company’s Vice President of Global Operations and Finance. Prior to joining the Company, Ms. Ram served as the Director of Finance, supply chain, and site manager at EndoChoice, managing EndoChoice Israeli’s site finance, supply chain, and IT departments. Earlier, she served as Global Director Operation Controller at Given Imaging, where she was responsible for all financial aspects of the company’s global operations and R&D activities. Ms. Ram earned her B.A. in Finance and Sociology at ‘Bar Ilan’ University and M.A. in Actuary at Haifa University.

The terms of Ms. Ram’s existing employment agreement (the “Ram Employment Agreement”) will not change, other than to add her new title and duties of Chief Financial Officer, effective June 2, 2023. The Ram Employment Agreement entitles Ms. Ram to the following compensation: (i) a monthly base salary of $16,500, which includes an overtime allotment per Israeli law, (ii) eligibility to earn a performance bonus equaling 25% of Ms. Ram’s base salary of $49,200, (iii) for as long as Ms. Ram remains employed by the Company, the Company and Ms. Ram shall maintain an advanced study fund for Ms. Ram’s benefit, which the Company shall contribute an amount equal to 7.5% of Ms. Ram’s annual salary and Ms. Ram shall contribute an amount equal to 2.5% of her salary, (iv) options to purchase up to 50,000 shares of the Company’s common stock, (v) a cellular line and (vi) a Company car.

There are no arrangements or understandings between Ms. Ram and any other person pursuant to which Ms. Ram was appointed as Chief Financial Officer. Ms. Ram does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the “SEC”) between Ms. Ram and the Company.

The description of the Ram Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

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Appointment of Elad Amor

On June 2, 2023, the Board appointed Elad Amor, 40, as Chief Accounting Officer of the Company, effective June 2, 2023.

The terms of Mr. Amor’s existing employment agreement (the “Amor Employment Agreement”) will not change, other than to add his new title and duties of Chief Accounting Officer effective, June 2, 2023. The Amor Employment Agreement entitles Mr. Amor to the following compensation: (i) an annualized base salary of $200,000, (ii) eligibility to earn a performance bonus equaling 15% of Mr. Amor’s base salary or $30,000, and (iii) options to purchase up to 50,000 shares of the Company’s common stock.

Since 2019, Mr. Amor has served as the Company’s Global Director of Corporate Finance and Accounting, where he oversaw all facets of the Company’s global accounting functions, as well as the preparation of internal and external financial reporting. Prior to joining the Company in 2019, Mr. Amor was the Associate Director of Accounting and SEC Reporting at Kaleido Biosciences. Earlier, from 2016-2019, he served as the Manager of SEC Reporting and Technical Accounting at CRISPR Therapeutics AG, where he was responsible for preparing and overseeing the preparation of all public filings. Mr. Amor is a certified public accountant and earned his Master of Science in Accounting and Master of Business Administration from Northeastern University, as well as a BS in Genetics from the University of Wisconsin.

There are no arrangements or understandings between Mr. Amor and any other person pursuant to which Mr. Amor was appointed as Chief Accounting Officer. Mr. Amor does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the “SEC”) between Mr. Amor and the Company.

The description of the Amor Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Employment Agreement, dated April 1, 2018, between the Company and Ravit Ram.
10.2	Employment Agreement, dated December 23, 2019 between the Company and Elad Amor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: June 5, 2023	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	Chief Executive Officer

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